Exhibit 4.1

                                 AMENDMENT NO. 2

                                     TO THE

                     HERCULES INCORPORATED RIGHTS AGREEMENT
                           DATED AS OF AUGUST 4, 2000

         THIS AMENDMENT is made and entered into as of August 21, 2003, by and between Hercules Incorporated, a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company (the "Rights Agent").

                                   WITNESSETH:

         WHEREAS, the Company and ChaseMellon Shareholder Services, L.L.C., the predecessor to the Rights Agent, executed a Rights Agreement, dated as of August 4, 2000 (as subsequently amended, the "Rights Agreement"); and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may, prior to the time any Person becomes an Acquiring Person (as defined in the Rights Agreement), supplement or amend the Rights Agreement without the approval of any holders of Right Certificates in order to make any provisions with respect to the Rights which the Company may deem necessary or desirable, provided any such supplement or amendment is evidenced by a writing signed by the Company and the Rights Agent.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         SECTION 1. AMENDMENT OF RIGHTS AGREEMENT. (a) Clause (i) of Section 7(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

         "(i) the Close of Business on September 19, 2003 (the "Final Expiration Date"),"

         (b) Effective simultaneously with the Final Expiration Date, as amended hereby, all references to "August 4, 2010" in Exhibit B (Form of Right Certificate) and Exhibit C (Summary of Rights to Purchase Preferred Shares) to the Rights Agreement, and in any Right Certificate and Summary of Rights, shall be changed to "September 19, 2003."

         SECTION 2. SAVINGS CLAUSE. All of the provisions of the Rights Agreement not amended by this Amendment shall remain in full force and effect.

         SECTION 3. MISCELLANEOUS. (a) This Amendment, as it amends the Rights Agreement, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior negotiations, commitments, representations and undertakings of the parties with respect to the subject matter hereof. Any terms used herein, which are not defined herein, shall have the meaning assigned to them in the Rights Agreement.

         (b) This Amendment shall bind and inure to the benefit of the Company, the Rights Agent and their respective successors and assigns.

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         (c) This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such state; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

         (d) This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                           [SIGNATURE PAGE TO FOLLOW]



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




         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and their respective corporate seals to be hereto affixed and attested, all on the day and year first above written.

    ATTEST:                                    HERCULES INCORPORATED

    By:   /s/ I. J. Floyd                      By:   /s/ Richard G. Dahlen
       --------------------------                 --------------------------
       Name:  I. J. Floyd                         Name:  Richard G. Dahlen
       Title: Corporate Secretary                 Title: Chief Legal Officer


    ATTEST:                                    MELLON INVESTOR SERVICES LLC

    By:   /s/ Jackie Wadsworth                 By:   /s/ Lynore LeConche
       --------------------------                 --------------------------
       Name:  Jackie Wadsworth                    Name:  Lynore LeConche
       Title: Vice President                      Title: Vice President




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